EXHIBIT 10.3

RESIGNATION

To the Board of Directors of
Accelerated Acquisitions XX, Inc.
a Delaware corporation

The undersigned, being an officer and director of the above-named corporation, does hereby resign from President, Secretary, Treasurer, and shall remain a director of the corporation.

Said resignation is contingent and expressly conditioned upon (a) the sale of 23,350,000 shares of the Company’s common shares to Cellular Concrete Technologies, LLC and (b) the appointment of successor directors and officers of the corporation.

Said resignation shall be effective on the date of the Closing of the transaction contemplated by the Subscription Agreements between the Company and Cellular Concrete Technologies, LLC.

Dated as of September 21, 2012

/S/ Timothy Neher
Timothy Neher